Exhibit 10.44

*** Text Omitted and Filed Separately

Pursuant to a Confidential Treatment Request

under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1)

JOINT VENTURE CONTRACT

For

Zhejiang Sunmy Medicine Biotechnology Corporation Limited

June 29, 2011

TABLE OF CONTENTS

Chapter I	General Provisions	1

Chapter II	Parties of the Joint Venture	1

Chapter III	Establishment of the Joint Venture Company	2

Chapter IV	Purpose, Scope and Scale of Production and Business	2

Chapter V	Total Amount of Investment, the Registered Capital and Manner of Capital Contributions	3

Chapter VI	Responsibilities of Each Party	5

Chapter VII	License of Technology	5

Chapter VIII	Product Manufacture and Sale	6

Chapter IX	Organization	6

Chapter X	Business Management Office	7

Chapter XI	Purchase of Equipment	8

Chapter XII	Management of Labor	8

Chapter XIII	Taxes, Finance, Audit and Foreign	8

Chapter XIV	Distribution of Profit	9

Chapter XV	Duration of the Joint Venture	9

Chapter XVI	Disposal of Assets after the Expiration of the Duration; Non-Compete	9

Chapter XVII	Insurance	9

Chapter XVIII	Amendment, Alteration and Termination of the Contract	9

Chapter XIX	Liability for Breach of Contract	10

Chapter XX	Force Majeure	10

Chapter XXI	Applicable Laws	10

Chapter XXII	Settlement of Disputes	10

Chapter XXIII	Languages	12

Chapter XXIV	Effectiveness of the Contract and Miscellaneous	12

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Chapter I    General Provisions

In accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Venture (the “Joint Venture Law”) and other relevant Chinese laws and regulations, Zhejiang Medicine Co., Ltd., Beijing Make-Friend Medicine Technology Co., Ltd. and MediciNova, Inc., based on the principles of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in the form of an equity joint venture in Hangzhou, Zhejiang Province, the People’s Republic of China (the “PRC” or “China”) and hereby enter into this joint venture contract (the “Contract”) as of June 29, 2011.

Chapter II    Parties of the Joint Venture

ARTICLE 1. The parties to this Contract are as follows:

Zhejiang Medicine Co., Ltd. (hereinafter referred to as “Party A”), a company organized and existing under the laws of the PRC, registered with the Administrative Bureau for Industry and Commerce of Zhejiang Province in China, with its legal address at No. 268, Dengyun Rd., Gongshu District, Hangzhou, Zhejiang Province, China. Postal code: 310011.

Legal representative:

Name: […***…]

Position: […***…]

Nationality: […***…]

Beijing Make-Friend Medicine Technology Co., Ltd. (hereinafter referred to as “Party B”), a company organized and existing under the laws of the PRC, registered with the Administrative Bureau for Industry and Commerce of Beijing in China, with a legal address at Suite 507, Ju’an Building, No. 8 Chedaogou, Haidian District, Beijing, China. Postal code: 100089.

Legal representative:

Name: […***…]

Position: […***…]

Nationality: […***…]

MediciNova, Inc. (hereinafter referred to as “Party C”), a corporation registered under the laws of the State of Delaware, United States of America (USA), with the registered address at 1209 Orange Street, Wilmington, County of New Castle, Delaware, USA. Postal code: 19801.

Legal representative:

Name: […***…]

Position: […***…]

Nationality: […***…]

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Each of the parties listed above is referred to individually as a “Party” and collectively as the “Parties.”

Chapter III    Establishment of the Joint Venture Company

ARTICLE 2. In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, the Parties hereto agree to set up an equity joint venture limited liability company in the PRC to research, develop, manufacture, market, distribute and sell pharmaceutical and biotechnological products in the PRC.

ARTICLE 3. The name of the joint venture company (hereinafter referred to as the “JV”) shall be Zhejiang Sunmy Medicine Biotechnology Corporation Limited.

The JV’s legal address shall be at 9 Fuchunjiang Road, Jianggan. District, Hangzhou, Zhejiang Province. Postal code: 310020.

ARTICLE 4. In the event the JV is required to enter into a lease agreement or other such agreement for the facility set forth in ARTICLE 3, such agreement shall indemnify and hold Party C harmless from all claims, obligations and liabilities as set forth in that agreement.

ARTICLE 5. All activities of the JV shall abide by the laws, decrees and pertinent rules and regulations of the People’s Republic of China.

ARTICLE 6. The JV shall be a […***…]. Liabilities of each Party shall be limited by […***…]. The profits, risks and losses of the JV shall be […***…].

Chapter IV    Purpose, Scope and Scale of Production and Business

ARTICLE 7. The purpose of the Parties to set up the JV is to enhance economic cooperation and technical exchanges, to research and develop first-class new biomedical technology and pharmaceutical products by adopting advanced and appropriate technology and scientific management methods, so as to increase economic efficiency and ensure satisfactory economic benefits for each Party.

ARTICLE 8. The business scope of the JV shall be:

8.1	to in-license drug candidates from Party C, and conduct and manage the development work of such drug candidates to obtain regulatory approval in China from the State Food and Drug Administration of China (hereinafter referred to as the “SFDA”) and/or any other applicable Chinese regulatory agencies;

8.2	to construct, equip, own, manage, and operate a R&D facility in China, which complies with all regulations and guidelines applicable to such facility to conduct the development work set forth in ARTICLE 8.1;

8.3	to manage and operate a manufacturing facility in the PRC that complies with all regulations and guidelines applicable to such a manufacturing facility and that has the capacity to manufacture the pharmaceuticals that the JV in-licensed from Party C and developed for the Chinese market (the “JV Products”);

8.4	to manufacture, market, distribute and sell the JV Products in the PRC territory.

ARTICLE 9. All business activities of the JV with respect to MN-221, which is a code number of a drug candidate in-licensed from Party C pursuant to a license agreement to be entered into between Party C and the JV, shall be conducted within the territory of PRC only. The JV may conduct business activities outside the

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territory of PRC for other drug candidates in-licensed to the JV as per ARTICLE 10 depending upon the scope of the applicable license for such other drug candidates.

ARTICLE 10. The core business of the JV shall be based on MN-221. Upon written agreement of all the Parties hereto, the JV may bring other drug candidates into its business in the future, as well as to develop new and related pharmaceutical products. Notwithstanding, […***…]. […***…] shall be controlled by Chapter XIV (Distribution of Profit).

ARTICLE 11. The primary operations of the JV is to manage the development work on MN-221 for […***…], to acquire regulatory approval in the PRC, and upon such regulatory approval, to manage the manufacture, market, distribution and sale of MN-221 in the PRC. Specifically, the JV will be responsible for and conduct the following activities:

11.1	In […***…], the JV shall start the SFDA registration procedure on MN-221 initially for […***…]. Upon unanimous agreement of all Parties, the JV may pursue SFDA registration […***…].

11.2	The JV shall be responsible for conducting all clinical trials of MN-221 necessary to gain regulatory approval in China, including […***…]. With Party C’s prior written consent, the JV may […***…].

11.3	The JV shall endeavor to acquire the Pharmaceutical Product License for MN-221 for […***…] from the SFDA in […***…]. The JV shall not look to, or otherwise acquire from, Kissei Pharmaceutical Co., Ltd. (“Kissei”) any supply of MN-221 or any of its synthetic intermediates.

11.4	After obtaining the Pharmaceutical Product License, the JV shall manage the manufacture and production of MN-221 for […***…], and carry on the activities of marketing and sales in the PRC.

ARTICLE 12. The production scale of the JV is anticipated to be as follows: The JV shall manage to […***…] utilizing the drug candidates in-licensed from Party C and approved by the SFDA, and then to manufacture, market, distribute and sale of the new drugs in China via […***…].

ARTICLE 13. With the approval of the Board of Directors of the JV, the anticipated production scale provided for in ARTICLE 12 may be increased or decreased to reflect changes in the production capacity and operations of the JV and the market conditions.

Chapter V    Total Amount of Investment, the Registered Capital and Manner of Capital Contributions

ARTICLE 14. The total amount of investment is RMB […***…] Yuan. The initial amount of registered capital of investment is RMB 14,290,000 Yuan. However, the Parties may invest additional capital in the JV with the maximum amount of registered capital invested in the JV up to RMB […***…] Yuan.

ARTICLE 15. Investment contributed by the Parties shall be RMB […***…] Yuan, which will be the registered capital of the JV.

Of which:	[…***…] shall pay […***…] Yuan, accounting for […***…]%;

[…***…] shall pay […***…] Yuan, accounting for […***…]%;

Party C shall pay USD 650,000 (equivalent to 4,287,000 Yuan), accounting for 30%. Upon Party C’s payment of its capital contribution, no additional capital injection by Party A or Party B shall dilute Party C’s ownership percentage in the JV to be less than 30% of the JV’s registered capital.

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ARTICLE 16. Each Party shall contribute the following as its investment:

[…***…]: cash […***…] Yuan.

[…***…]: cash […***…] Yuan.

Party C: cash USD 650,000 (equivalent to 4,287,000 Yuan).

ARTICLE 17. The registered capital of the JV shall be paid in full by each Party with respect to its respective proportion. Such contribution shall be made no later than three months after the Establishment Date into a bank account designated by the JV in the name of the JV.

ARTICLE 18. If the JV reasonably requires additional capital in excess of its registered capital, Party A and Party B shall have obligations to arrange for meeting the financial needs of the JV through […***…]. Party C shall have no obligation to provide financing support, and any financing activity arranged by or undertaken by Party A or Party B shall not impact or change the ownership percentages of the Parties in the JV. In the event additional capital is provided to the JV, Party C shall be given […***…] to maintain Party C’s ownership percentage to be at least 30% of the JV’s registered capital. Party C shall be […***…].

ARTICLE 19. In case any Party to the JV (the “Transferring Party”) wishes to assign or transfer to a third party all or part of its investment interest in the JV (the “Transferred Interest”), […***…] and approval must be obtained from […***…]. The […***…] to purchase the Transferred Interest, as follows:

19.1	The Transferring Party shall offer to sell the Transferred Interest to the […***…].

19.2	The Continuing Parties shall have the right to […***…], and each such Party shall have a period of […***…], and, if it does elect to purchase, such Party shall have a further period of […***…] to determine whether to purchase […***…].

19.3	Any portion of the Transferred Interest not so acquired by […***…] may be transferred to the third party on the same terms as offered to […***…] described in the preceding paragraph, subject to the approval of the Continuing Parties and the examination and approval authority as referred to above.

Notwithstanding the foregoing, each of Party A and Party C shall be entitled to transfer its interests in the JV to its wholly owned subsidiary corporation.

After the transfer effected pursuant to this ARTICLE 19, the transferee shall assume all the responsibilities and liabilities of the original Party.

ARTICLE 20. If the Parties all agree for the JV to pursue additional indications of MN-221, including but not limited to […***…] […***…], any additional investment relating to any new indication application shall be contributed by each Party in accordance with […***…]. The Board of Directors will send written notice of such increase to the Parties. If any Party shall fail to provide such additional capital contribution in accordance with such notice, […***…]. Whether or not a Party elects to participate in such capital increase, such Party agrees to […***…].

ARTICLE 21. The Parties recognize that additional funds may be required by the JV for the capital expenditures required to increase the productivity and capacity of the JV in accordance with the business plan which has been submitted to and approved by the Parties (the “Business Plan”), if the Board of Directors determines that the capital contribution of each Party to the JV shall be increased, […***…]. Notwithstanding the foregoing, Party C shall not be required to make any additional capital contribution to the JV other than its know-how. Party A and Party B hereby agree that Party C shall be given […***…] shall be allotted to maintain

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Party C’s ownership percentage to be at least 30% of the JV’s registered capital. If any Party shall fail to provide such additional capital contribution in accordance with such notice, […***…]. Whether or not a Party elects to participate in such capital increase, such Party agrees to […***…].

Chapter VI    Responsibilities of Each Party

ARTICLE 22. Party A and Party B shall arrange, on behalf of the JV, government grants supports, and Party A or Party B shall arrange, on behalf of the JV, any third party financing as the JV may reasonably require in connection with the operation of the JV, provided however, such government grants and financing shall not affect or change the ownership percentages of the Parties in the JV.

ARTICLE 23. In addition to any other express obligations of each Party under this Contract or the Articles of Association, the responsibilities of Party A, Party B and Party C shall include the following:

23.1	Party A and Party B shall, at their sole costs and expenses:

23.1.A.	Obtain all licenses and approvals necessary, and render all necessary assistance, for the establishment of the JV as a legal person with limited liability and establishment of the R&D facility;

23.1.B.	Assist the JV in the procurement of all approvals, registrations, licenses and other permits to be issued by or effected with the Chinese authorities necessary for the operation of the JV after establishment;

23.1.C.	Endeavor to entitle the JV to all the preferential treatments granted under Chinese laws, including but not limited to, preferential treatments in taxation and market promotion;

23.1.D.	Assist the JV in its hiring and employment of local Chinese managers, technicians, workers and other staff;

23.1.E.	Facilitate entry visas, work permits and other travel formalities for foreign staff of the JV and Party C;

23.1.F.	Contribute cash investment as set forth in ARTICLE 16 and ARTICLE 17; and

23.1.G.	Perform other matters entrusted to Party A and Party B by the JV.

23.2	Party C shall, at its sole cost and expense:

23.2.A.	Contribute cash investment as set forth in ARTICLE 16 and ARTICLE 17;

23.2.B.	Facilitate entry visas to the United States for employees of the JV;

23.2.C.	License the technology licensed to the JV as set forth in ARTICLE 24; and

23.2.D.	Perform such other matters entrusted to Party C by the JV and accepted by Party C.

Chapter VII    License of Technology

ARTICLE 24. Party C agrees to grant rights to its drug candidate MN-221 to the JV and related know-how, to the extent owned by or licensed to Party C, pursuant to the terms and conditions of a license agreement to be entered into between the JV and Party C, except that Party C is under no obligation to grant the JV access to know-how or other information provided to Party C by or on behalf of Kissei under Party C’s license with Kissei.

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Chapter VIII    Product Manufacture and Sale

ARTICLE 25. The pharmaceutical products, including MN-221, of the JV upon SFDA approval shall be manufactured and sold solely within the PRC. The JV may contract with a third party manufacturer in the PRC to manufacture the JV Products.

ARTICLE 26. The trademark to be used on the JV Products shall be decided by the Board of Directors and shall be registered with the PRC Trademark Office.

Chapter IX    Organization

ARTICLE 27. The JV shall have a Board of Directors. The date of issuance of the Business License of the JV shall be the date of the establishment of the Board of Directors.

ARTICLE 28. The Board of Directors shall consist of […***…] members, […***…] shall appoint […***…] directors, […***…] shall appoint […***…] directors, and […***…] shall appoint […***…] directors. The Chairman of Board of Directors shall be appointed by […***…]. The term of office for each director and the Chairman shall be […***…], which term may be […***…].

ARTICLE 29. The highest authority of the JV shall be its Board of Directors. It shall decide all major issues concerning the JV.

29.1	Unanimous approval of all directors shall be required for any one of the following matters:

29.1.A.	Approving annual operating plans of the JV;

29.1.B.	Investigating and approving the obtainment by the JV of all third party financing;

29.1.C.	Examining and approving the fiscal budget, financial statements and balance sheets of the JV;

29.1.D.	Determining and approving the profit allocation and distribution and the loss offset plan for the JV;

29.1.E.	Approving any change in the registered capital for the JV;

29.1.F.	Approving any transfer, assignment and sale of the registered capital of the JV to a third party;

29.1.G.	Approving adding any new parties to the JV;

29.1.H.	Approving any merger, acquisition or change of business scope of the JV,

29.1.I.	Approving the termination, dissolution or liquidation of the JV;

29.1.J.	Amending this Contract or the Articles of Association of the JV;

29.1.K.	Approving the transfer, sale or licensing to a third party of any improvements in technology that belong to the JV or contractually may be transferred, sold or licensed by the JV;

29.1.L.	Appointing the General Manager, Deputy General Managers and other senior management personnel and the auditors of the JV;

29.1.M.	Authorizing any expenditure of the JV exceeding US$50,000;

29.1.N.	Authorizing application for SFDA registration on […***…]; and

29.1.O.	Other issues of importance so deemed by the Board of Directors.

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29.2	All other matters shall be decided by the Board of Directors with a simple majority votes of the directors, which votes shall include the vote of at least one director appointed by Party C.

ARTICLE 30. The Chairman of the Board is the legal representative of the JV. Should the Chairman be unable to carry out his duties for any reason, he shall authorize another director to represent the JV temporarily.

ARTICLE 31. The Board of Directors shall convene regular meetings at least once every year. The meeting shall be called and presided over by the Chairman of the Board. The Chairman may call and convene a special meeting based on a proposal made by at least two directors.

Detailed minutes of the meetings shall be written in English and Chinese and be placed on file.

ARTICLE 32. A quorum of at least a majority of the directors, which includes at least one designee of each of Party A, Party B and Party C, shall be required for a Board meeting. A director unable to attend a board meeting may by written proxy authorize another person to represent him at such meeting and vote in his place. Any director may attend a board meeting via telephone conference. Actions of the Board of Directors may be taken by unanimous written consent of all the directors. Meetings may be held anywhere within or outside of China as shall be designated in a written notice of the meeting.

ARTICLE 33. The JV shall have one (1) supervisor in lieu of a Board of Supervisors, who shall be selected jointly by Party A, Party B and Party C.

ARTICLE 34. Members of the Board of Directors and senior management shall not serve as the supervisor of the JV. The supervisor shall be appointed for a term of three (3) years, subject to renewal upon continuous appointment by Party A, Party B and Party C.

ARTICLE 35. The supervisor may attend the board meetings, and raise questions and suggestions on the matters discussed by the Board of Directors. In case the supervisor finds abnormal operating conditions in the JV, the supervisor may conduct an investigation, or hire an accounting firm to assist the investigation if necessary. The expense shall be borne by the JV.

ARTICLE 36. The expense resulted from the supervisor performing his duties shall be borne by the JV.

Chapter X    Business Management Office

ARTICLE 37. The JV shall establish a management office which shall be responsible for the day-to-day operations of the JV. The management office shall have one (1) General Manager and several Deputy General Managers. The General Manager and Deputy General Managers shall be appointed by the Board of Directors for a term of three (3) years.

ARTICLE 38. The General Manager shall carry out resolutions of the Board of Directors and manage the daily operations of the JV. The Deputy General Manager shall assist the General Manager in his work.

The management office of the JV may set up several departments and appoint department managers, who shall be responsible for the works of various departments of the JV respectively. The department managers shall handle the matters designated to them by the General Manager and Deputy General Managers and shall report to the general manager and Deputy general managers.

ARTICLE 39. In the case of engagement in malpractice for private gain or serious dereliction of duty on the part of the General Manager, Deputy General Managers or other corporate executives, they may be removed immediately at any time by resolutions of the Board of Directors.

Chapter XI    Purchase of Equipment

ARTICLE 40. In its purchase of necessary equipment, raw materials, fuel, parts, means of transportation, and office supplies, the JV shall give first priority to purchase from sources in China as long as the quality, availability, price, and other terms and conditions are at least as favorable as those available from sources outside China.

ARTICLE 41. When Party C is entrusted by the JV to purchase equipment or raw materials from overseas markets, Party A and Party B shall be invited to participate in the purchase process.

Chapter XII    Management of Labor

ARTICLE 42. Matters relating to the staff and workers of the JV such as recruitment, employment, dismissal and resignation, wages, labor insurance, welfare benefits, incentives and disciplines, shall be stipulated in the labor contract to be signed by the JV and the Trade Union formed in the JV collectively, or signed between the JV and the individual employees in accordance with the policies and programs mapped out by the Board of Directors and in accordance with relevant PRC laws and regulations governing labor employment and social benefits.

ARTICLE 43. The employment of senior management personnel, their salaries, social insurance, welfare and the standard of traveling expenses shall be decided by the Board of Directors.

Chapter XIII    Taxes, Finance, Audit and Foreign

ARTICLE 44. The JV and its employees shall pay taxes in accordance with applicable Chinese laws and regulations.

ARTICLE 45. Allocations for reserve funds, expansion funds of the JV and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law and other applicable laws and regulations. The annual allocation ratio shall be decided by the Board of Directors according to the business situation of the JV.

ARTICLE 46. The fiscal year of the JV shall be from January 1 to December 31. All vouchers, receipts, financial statements, accounting books and other accounting records will be written in Chinese language, except that all financial statements, audit reports and underlying material financial documents shall be prepared in both Chinese and English. All Parties and their designated representatives shall have the right to have access to all such books and records at any time.

ARTICLE 47. Financial auditing of the JV shall be conducted by an auditor registered in the PRC and approved by the Board of Directors, and the auditing reports shall be submitted to the Board of Directors and the General Manager within three months after the fiscal year.

In case a Party considers it necessary to engage a different auditor to undertake annual financial auditing, such Party shall make a request to the Board of Directors and the Board of Directors shall consent to such request. All the expenses thereof shall be borne by the Party making such request.

ARTICLE 48. Within the first three months of each fiscal year, the General Manager shall prepare the previous year’s balance sheet, profit and loss statement and a proposal for the distribution of profits in both Chinese and English, and submit them to the Board of Directors for examination and approval. Quarterly financial and operating reports shall also be distributed to each member of the Board of Directors. The JV shall provide each Party with all financial and accounting information needed by such Party to comply with its tax and reporting obligations in China and other countries.

ARTICLE 49. All matters concerning foreign exchange of the JV shall be handled according to the Regulations on Foreign Exchange Administration of the People’s Republic of China and any other relevant regulations.

Chapter XIV    Distribution of Profit

ARTICLE 50. The distribution of the annual profit of the JV shall be made in accordance with […***…], and shall be subject to approval by the Board of Directors. The JV shall distribute its annual profit to the Parties to […***…].

ARTICLE 51. […***…].

Chapter XV    Duration of the Joint Venture

ARTICLE 52. The duration of the JV is 30 years. The establishment date of the JV shall be the date on which the business license of the JV is issued. An application for the extension of the duration, proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the original examination and approval authority six months prior to the expiration date of the JV.

Chapter XVI    Disposal of Assets after the Expiration of the Duration; Non-Compete

ARTICLE 53. Upon the expiration of the duration or early termination of the JV, […***…] shall be carried out according to the relevant laws and regulations. […***…] of the registered capital contributed by each Party. Upon […***…] and no other Party to the JV shall have any rights thereto. Upon […***…]. In the event that the JV is dismissed before the MN-221 being approved to market in PRC by SFDA, […***…]. But in that event, […***…].

ARTICLE 54. Upon expiration or early termination of the JV, […***…] each agrees not to […***…] thereafter in the PRC market.

Chapter XVII    Insurance

ARTICLE 55. Insurance policies of the JV on various kinds of risks shall be underwritten by insurance companies, Chinese or foreign, authorized to sell insurance in the PRC. The types, value and duration of insurance shall be decided by the Board of Directors.

Chapter XVIII    Amendment, Alteration and Termination of the Contract

ARTICLE 56. No amendments or supplements to this Contract and its appendixes shall be effective without the prior written agreement of all Parties hereto and the approval from the original examination and approval authority.

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ARTICLE 57. In the event that the Contract cannot be carried out due to force majeure or the JV was unable to continue its operations due to continuous severe losses, the Contract may be terminated before its expiration date upon unanimous approval of the Board of Directors of the JV and approval from the original examination and approval authority.

ARTICLE 58. […***…].

ARTICLE 59. Should the JV be unable to continue its operation or achieve its business purpose due to the fact that one of the Parties fails to fulfill the obligations prescribed by the Contract and Articles of Association, or seriously violates the provisions of the Contract and Articles of Association, that breaching Party shall be deemed to have […***…]. The other non-breaching Parties shall […***…]. In case the Parties of the JV agree to continue the operation, the […***…].

Chapter XIX    Liability for Breach of Contract

ARTICLE 60. Should either Party A, Party B or Party C fail to pay on schedule its respective contribution in accordance with the provisions set forth in Chapter V of this Contract, the Party in breach shall […***…]. Should the Party in breach fails to pay more than […***…] in accordance with the provisions of the Contract.

ARTICLE 61. If one or more Parties breach this Contract and make this Contract and its appendixes unable to be fulfilled or fulfilled completely, then the one or more breaching Parties shall have an opportunity to cure the breach, if curable, within […***…] of receiving a written notice from a non-breaching Party informing the one or more breaching Parties of the breach. If the breach is curable but remains uncured after the […***…] period, then the non-breaching Party may […***…]. […***…] shall not be considered in breach of this Contract in the event […***…].

Chapter XX    Chapter XX Force Majeure

ARTICLE 62. In the event of such incidents of force majeure as earthquake, hurricane, flood, fire, war and other unpredictable incidents whose inception and consequence are unpreventable, which result in the difficulty or inability to perform the Contract under the agreed conditions, the Party who is affected by the force majeure incidents shall promptly notify by e-mail or facsimile the other Parties of the situation and provide valid documents with regard to the details of the incident and causes for the nonperformance or partial nonperformance or prolonged performance of the Contract. In consideration of the extent of impact on the Contract performance, the Parties will discuss and decide on whether to terminate the Contract or partially alleviate the responsibility for nonperformance, or prolong the Contract performance.

Chapter XXI    Applicable Laws

ARTICLE 63. The formation, validity, interpretation, execution and dispute resolution arising from or in respect of this Contract shall be governed by the laws of the People’s Republic of China.

Chapter XXII    Settlement of Disputes

ARTICLE 64. The Parties hereby agree that, in order to obtain prompt and expeditious resolution of disputes under this Contract, each claim, dispute or controversy of whatever nature, arising out of, in connection

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with, or in relation to the interpretation, performance or breach of this Contract, including, without limitation, any claim based on contract, tort or statute, or the alleged breach hereof or thereof, shall first be attempted to be resolved in good faith by a representative of the Parties. In the event that the controversy is not resolved within thirty (30) days, the Parties shall proceed to binding arbitration pursuant to the following procedures:

64.1	Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this ARTICLE 64. Within fifteen (15) Business Days thereafter, each party involved in the dispute shall meet at a location mutually agreed by the Parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement.

64.2	If such Parties fail to resolve the dispute by written agreement, the dispute shall, at the request of either party upon written notice to that effect to the other party (a “Demand”), be finally settled by binding arbitration in accordance with the rules for commercial arbitration of the United Nations Commission on International Trade Law (“UNCITRAL”) then in effect, except as modified herein. The Arbitration Tribunal shall be composed of either (X) one (1) arbitrator if the Parties can reach agreement on the appointment of such arbitrator or (Y) three (3) arbitrators if no agreement can be reached on the appointment of a single arbitrator (in either case, the “Arbitration Tribunal”). If the Arbitration Tribunal is to be composed of a panel of three arbitrators, such arbitrators shall be appointed as follows:

64.2.A.	Party A and Party B as a group, on one hand, and Party C, on the other hand, shall each select one arbitrator in accordance with the applicable rules of UNCITRAL within fifteen (15) days of its receipt of the Demand, or, if such party to the dispute fails to make such selection within such fifteen (15) days of the receipt of the Demand, the UNCITRAL shall make such appointment within five days thereafter.

64.2.B.	Within five days of their appointment, the two arbitrators thus appointed shall select the third arbitrator, who shall act as chairman of the panel. If the two arbitrators fail to agree on a third arbitrator within five days of their selection, the UNCITRAL shall make such appointment within five days thereafter.

64.2.C.	Notwithstanding anything contained in the UNCITRAL rules to the contrary, any selection of arbitrators to be made by UNCITRAL pursuant to this ARTICLE 64 shall be made by the Chairman of the Singapore International Arbitration Centre (SIAC).

64.3	Within 90 days of the selection of the Arbitration Tribunal, the Parties involved in the dispute shall meet with the Arbitration Tribunal in Singapore, or such other location as mutually agreed by the Parties, at a place and time designated by such Arbitration Tribunal after consultation with such Parties and present their respective positions on the dispute. Each party shall have no longer than five days to present its position, and the decision of the Arbitration Tribunal shall be made in writing no more than 45 days following the end of the proceeding and shall set forth in writing the grounds or basis of the Arbitration Tribunal’s decision. The language to be used in all proceedings before the Arbitration Tribunal shall be English and all documents and testimony shall be in or translated to English.

64.4	The award of the Arbitration Tribunal shall be a final and binding determination of the dispute and shall be final and binding on all the Parties involved in the arbitration proceeding. Such arbitration award shall be fully enforceable in any court of competent jurisdiction and may be confirmed and reduced to judgment in any court of competent jurisdiction over such Parties.

64.5	The non-prevailing party (as determined by the Arbitration Tribunal) shall pay the Arbitration Tribunal’s fees and expenses and shall pay the reasonable attorneys’ fees and expenses incurred by the prevailing party (as determined by the Arbitration Tribunal) in connection with such arbitration proceeding. If the prevailing party must seek enforcement of any arbitration award made by the Arbitration Tribunal in a court of competent jurisdiction, the non-prevailing party shall pay all of the reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such enforcement.

ARTICLE 65. In the course of arbitration, with the exception of matters in dispute, all Parties shall continue to perform the Contract.

Chapter XXIII    Languages

ARTICLE 66. The Contract is written with 6 copies both in Chinese language and English language. Both language versions are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.

Chapter XXIV    Effectiveness of the Contract and Miscellaneous

ARTICLE 67. The Contract and its appendices shall come into force upon the date of approval of the Ministry of Commerce of the People’s Republic of China (or its entrusted examination and approval authority). All appendices and schedules in connection with this Contract are an integral part of this Contract.

ARTICLE 68. This Contract (including all of its appendices) embodies the entire agreement and understanding among the Parties with, respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to the same subject matter, including but not limited to the Joint Venture Agreement among the Parties dated March 3, 2011.

ARTICLE 69. Should notices in connection with any Party’s rights and obligations be sent by any other Party by e-mail, facsimile or other electronic means, the written letter notices shall be also required afterwards. The Notice shall be done in English or in both English and Chinese. The legal addresses of the Parties listed in this contract shall be the posting addresses, or such other addresses or number as shall be furnished in writing by any such Party. Such notice or communication shall be deemed to have been given as of the date received, sent by e-mail, facsimile or mail.

ARTICLE 70. The Contract is signed in Hangzhou, China by the duly authorized representatives of all Parties on June 29, 2011.

[Intentionally Left Blank]

[Sign Page]

(Party A)

(Zhejiang Medicine Co., Ltd)

(Authorized Representative): ([…***…])

(Signature): /s/ […***…]

(Party B):

(Beijing Make-Friend Medicine Technology Co., Ltd)

(Authorized Representative): ([…***…])

(Signature): /s/ […***…]

(Party C)

(MedicNova, Inc.)

(Authorized Representative): […***…]

(Signature): /s/ […***…]

June 29, 2011

***Confidential Treatment Requested